UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 11, 2017 (December 8, 2017)
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EZCORP, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	0-19424	74-2540145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2500 Bee Cave Road, Bldg One, Suite 200, Rollingwood, Texas 78746
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 314-3400
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 — Submission of Matters to a Vote of Security Holders
Effective December 8, 2017, the sole holder of the company’s Class B Voting Common Stock (the "Voting Stockholder") approved an amendment to the EZCORP, Inc. 2010 Long-Term Incentive Plan (the "Plan") to increase the number of shares of Class A Non-Voting Common Stock that the Company is authorized to issue under the Plan by 1,100,000 shares. Specifically, the amendment amends the first sentence of Section 3.1 of the Plan to read as follows:
"The number of Authorized Shares shall be 5,085,649, which includes (a) 1,500,000 shares that were authorized upon adoption of the Plan on May 1, 2010, (b) 75,750 shares that, under the terms of the Plan, were carried over from the 2006 Plan, (c) 643,673 shares that were authorized and added to the Plan effective February 20, 2015, (d) 1,081,200 shares that were authorized and added to the Plan effective March 23, 2015, (e) 185,026 shares that were authorized and added to the Plan effective March 21, 2016, (f) 500,000 shares that were authorized and added to the Plan effective December 21, 2016, and (g) 1,100,000 shares that were authorized and added to the Plan effective December 8, 2017."
This amendment was approved by the Compensation Committee and the Board of Directors prior to submission to the Voting Stockholder.
A copy of the amended and restated Plan is filed as Exhibit 10.1 to this Report.
On December 8, 2017, there were 2,970,171 shares of the company's Class B Voting Common Stock outstanding, all of which are held by MS Pawn Limited Partnership.
Item 9.01 — Financial Statements and Exhibits

(d)	Exhibits.

10.1	Amended and Restated EZCORP, Inc. 2010 Long-Term Incentive Plan, effective December 8, 2017
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZCORP, INC.

Date:	December 11, 2017	By:	/s/ Thomas H. Welch, Jr.
Thomas H. Welch, Jr.
Chief Legal Officer and Secretary